Exhibit 99.1

Symyx Technologies Reports 2005 Financial Results

2005 Revenue +30% and Non-GAAP Operating Income +37% over 2004

SANTA CLARA, California, February 7, 2006 - Symyx Technologies, Inc. (Nasdaq: SMMX) today reported financial results for the year and fourth quarter ended December 31, 2005.

2005 Financial Results

Revenue for the year ended December 31, 2005 was $108.1 million, an increase of 30% over 2004.  By revenue type, services generated 53% of revenue, product sales 25% and license fees and royalties the remaining 22%.  By business area, Collaborations generated 50% of total revenue, Symyx Tools 28%, Symyx Software 14%, Symyx Sensors 3% and Materials and IP Licensing 5%.

For the year, GAAP operating income was $15.7 million. Non-GAAP operating income was $22.2 million, representing growth of 37% over 2004. GAAP diluted earnings per share were $0.35 compared with $0.38 last year. The 2004 diluted earnings per share benefited from an income tax benefit of $4.3 million from the release of valuation allowances established against certain deferred tax assets. Non-GAAP diluted earnings per share were $0.47, an increase of 47% over $0.32 in 2004.

Revenue for the fourth quarter was $30.9 million, a 22% increase over the fourth quarter 2004. Fourth quarter GAAP diluted earnings per share were $0.11 compared with $0.19 in the same period last year, reflecting the above mentioned 2004 tax benefit. Non-GAAP diluted earnings per share were $0.14 compared with $0.13 in the fourth quarter 2004.

Symyx ended 2005 with $168.6 million in cash, cash equivalents and available-for-sale securities, compared with $136.5 million as of December 31, 2004. Symyx used approximately $13 million of cash for the acquisition of Synthematix during the second quarter of 2005.

Reaffirming 2006 Financial Outlook

Symyx forecasts total 2006 revenue of $125-$135 million, targeting an increase of approximately 20% over 2005 revenue.  In support of this forecast, Symyx has approximately $100 million of committed revenue that it expects to recognize during 2006.

GAAP diluted earnings per share for 2006 are expected to be $0.26-$0.31. 2006 Non-GAAP diluted earnings per share are expected to be $0.53-$0.58, excluding the effect of the adoption on January 1, 2006 of SFAS No. 123R, “Share-Based Payment.” Including the effect of SFAS 123R, non-GAAP diluted earnings per share are expected to be $0.33-$0.38.

Symyx forecasts first quarter revenue of $27-$28 million, including approximately $25 million of committed revenue that it expects to recognize during the quarter. Symyx forecasts GAAP diluted earnings per share of share of $0.02-$0.04 and non-GAAP diluted earnings per share of $0.07-$0.09 excluding the effect of SFAS 123R. Including these expenses, non-GAAP diluted earnings per share are forecasted to be $0.04-$0.06.

A reconciliation of non-GAAP to GAAP diluted earnings per share, including the effect of SFAS123R, is as follows:

	2005 EPS Actual	Q1’06 EPS Outlook	FY 2006 EPS Outlook
Non-GAAP excluding acquisition-related expenses and expense related to adoption of SFAS 123R	$0.47	$0.07-$0.09	$0.53-$0.58
Impact of adoption of SFAS 123R	—	($0.03)	($0.20)
Non-GAAP excluding acquisition-related expenses	$0.47	$0.04-$0.06	$0.33-$0.38
Impact of acquisition-related expenses	$(0.12)	($0.02)	($0.07)
GAAP	$0.35	$0.02-$0.04	$0.26-$0.31

Conference Call and Webcast

Steven Goldby, chairman and chief executive officer, and Jeryl Hilleman, executive vice president and chief financial officer, will host a webcast at 11:00 am ET, 8:00 am PT, to discuss Symyx’s recent business and financial results and outlook.  A question and answer session will follow immediately.  Interested parties may access the webcast through the investor section of the Symyx website at www.symyx.com. For audio only, the dial-in numbers are 800-479-9001 (domestic and Canada) and 719-457-2618 (international), with replay available for approximately two weeks on Symyx’s website or through 888-203-1112 (domestic and Canada) and 719-457-0820 (international), reservation 2314663.  The webcast and audio are open to all interested parties.

Non-GAAP Information

We have prepared non-GAAP data applicable to the three and twelve month periods ended December 31, 2005 and December 31, 2004 to supplement Symyx’s results determined under U.S. generally accepted accounting principles (GAAP).  Symyx uses non-GAAP financial measures in analyzing financial results because they are useful to investors and management in evaluating Symyx’s ongoing operational performance.  These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain events, such as those related to the acquisitions of IntelliChem and Synthematix, which might otherwise obscure the results of our core business when compared to our historical performance.  In addition, presentation of these non-GAAP financial measures enables investors to evaluate Symyx’s performance under both the GAAP and non-GAAP measures that management and the Board of Directors use to evaluate Symyx’s performance.

Reconciliation of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and in the accompanying exhibits to, this press release. Non-GAAP amounts are not meant as a substitute for financial data determined under applicable GAAP, but are included solely for informational purposes. Symyx’s non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Symyx’s non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

About Symyx

Symyx Technologies, Inc. is dedicated to helping customers maximize the effectiveness and success of their research and development programs.  Symyx develops and applies high-throughput research technologies and research software for customers in the pharmaceutical, chemical, energy, electronics and other industries.  Symyx performs research for customers using proprietary technologies to discover new and innovative materials, sells automated high-throughput instrumentation and licenses software for use in customers’ own laboratories, and licenses discovered materials, sensors and intellectual property. Symyx has the largest portfolio of patents in the field of high-throughput materials discovery, with 290 issued patents and 380 patent applications on file worldwide. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding: Symyx’s projections for the first quarter and year 2006 concerning committed and forecasted revenue, distribution of revenue, operating income and margins, expenses, annual charges, purchase price adjustments, FAS 123R expense and earnings per share.  These forward-looking statements involve risks, uncertainties and assumptions, including: (1) inaccurate assessment of future demand for Symyx’s offerings; (2) failure to execute under contracts in order to recognize committed revenue in a timely manner; (3) uncertainties relating to the pace, quality or number of discoveries of new materials; (4) the dependence on licensees to commercialize products successfully; (5) incorrect expectations regarding Symyx’s receipt of royalties; (6) uncertainties of patent protection and litigation; (7) future growth strategy, including impact of acquisitions, mergers or other changes in business strategy; (8) general economic conditions; (9) exposure to risks associated with export sales and operations; (10) natural disasters, power failures and other disasters; and (11) and other risks that are described from time to time in Symyx’s filings with the Securities and Exchange Commission, (including but not limited to Symyx’s annual report on Form 10-K for the year ended December 31, 2004 and quarterly report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005). If any of these risks or uncertainties materializes or any of the assumptions proves incorrect, Symyx’s results could differ materially from Symyx’s expectations in these statements.  Symyx assumes no obligation, and does not intend to update these forward-looking statements.

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For More Information:

Jeryl L. Hilleman

Executive Vice President and Chief Financial Officer

Symyx Technologies, Inc.

(408) 773-4000

ir@symyx.com

or

Teresa J. Thuruthiyil

Vice President, Investor and Public Relations

Symyx Technologies, Inc.

(408) 773-4075

ir@symyx.com

SYMYX TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2005	2004	2005	2004
				(note 2)
Revenue:
Service revenue	$15,632	$10,294	$56,980	$42,251
Product sales	8,190	11,576	26,663	27,060
License fees and royalties	7,040	3,362	24,494	13,874
Total revenue	30,862	25,232	108,137	83,185

Operating expenses:
Cost of products sold	4,227	2,802	11,090	7,857
Research and development	13,744	10,014	50,660	41,142
Sales, general and administrative	6,352	5,210	25,566	18,007
Amortization of intangible assets arising from business combinations	1,043	231	3,515	231
Acquired in-process research and development	—	2,260	1,590	2,260
Total operating expenses	25,366	20,517	92,421	69,497

Income from operations	5,496	4,715	15,716	13,688

Interest and other income (expense), net	1,580	676	4,427	2,521

Income before income tax expense (benefit)	7,076	5,391	20,143	16,209

Income tax expense (benefit)	3,080	(1,000)	8,141	3,327

Net income	$3,996	$6,391	$12,002	$12,882

Basic net income per share (note 1)	$0.12	$0.20	$0.37	$0.40

Shares used in computing basic net income per share	33,133	32,310	32,819	32,067

Diluted net income per share (note 1)	$0.11	$0.19	$0.35	$0.38

Shares used in computing diluted net income per share	34,787	34,330	34,563	33,872

Note 1: Earning per share, or EPS, for each quarter is computed using the weighted-average number of shares outstanding during that quarter, while EPS for the year-to-date period is computed using the weighted-average number of shares outstanding during the period. Thus, the sum of the EPS for each of the quarters may not equal the EPS for the year-to-date period.

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

	December 31,	December 31,
	2005	2004
	(unaudited)	(note 2)

Cash, cash equivalents and available-for-sale securities	$168,625	$136,541

Working capital	162,237	142,361

Property, plant and equipment, net	21,756	22,679

Goodwill and other intangible assets, net	32,065	24,397

Total assets	241,412	207,002

Current liabilities	22,883	15,993

Stockholders’ equity	218,529	191,009

Note 2: The condensed consolidated income statement for the year ended December 31, 2004 and the selected consolidated balance sheet information at December 31, 2004 have been derived from the audited financial statements at that date but do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

SYMYX TECHNOLOGIES, INC.

Reconciliation of Non-GAAP and GAAP Income

(in thousands, except per share amounts)

(preliminary unaudited)

	Three Months Ended December 31,
	2005			2004
	Operating	Net		Operating	Net	Diluted
	Income	Income	Diluted EPS	Income	Income	EPS
Non-GAAP	6,844	$4,795	$0.14	$7,290	$4,512	0.13

Revenue impact of deferred maintenance write-downs	(240)	(240)	(0.01)	(51)	(51)	—
Acquired in-process research and development	—	—	—	(2,260)	(2,260)	(0.06)
Deferred compensation in relation to issuance of stock options in connection with acquisitions	(65)	(65)	(0.00)	(33)	(33)	—
Amortization of intangible assets arising from business combinations	(1,043)	(1,043)	(0.03)	(231)	(231)	(0.01)
Tax effect of above non-GAAP adjustments	—	549	0.01	—	128	—
Release of deferred tax valuation allowance	—	—	—	—	4,326	0.13
GAAP	$5,496	$3,996	$0.11	$4,715	$6,391	$0.19

	Years Ended December 31,
	2005			2004
	Operating	Net		Operating	Net	Diluted
	Income	Income	Diluted EPS	Income	Income	EPS
Non-GAAP	$22,220	$16,413	$0.47	$16,263	$11,003	$0.32

Revenue impact of deferred maintenance write-downs	(1,057)	(1,057)	(0.03)	(51)	(51)	—
Acquired in-process research and development	(1,590)	(1,590)	(0.04)	(2,260)	(2,260)	(0.06)
Deferred compensation in relation to issuance of stock options in connection with acquisitions	(343)	(343)	(0.01)	(33)	(33)	—
Amortization of intangible assets arising from business combinations	(3,514)	(3,514)	(0.10)	(231)	(231)	(0.01)
Tax effect of above non-GAAP adjustments	—	2,093	0.06	—	128	—
Release of deferred tax valuation allowance	—	—	—	—	4,326	0.13
GAAP	$15,716	$12,002	$0.35	$13,688	$12,882	$0.38

Note: Earning per share, or EPS, for each quarter is computed using the weighted-average number of shares outstanding during that quarter, while EPS for the year-to-date period is computed using the weighted-average number of shares outstanding during the period. Thus, the sum of the EPS for each of the quarters may not equal the EPS for the year-to-date period.